United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on March 20, 2006. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of December 31, 2005, and was previously included in the Company's year end Form 10-K report filed on March 1, 2006.

Message from the President and CEO

Kansas City Life Insurance Company recorded fourth quarter 2005 net income of $10.9 million or $0.90 per share and net income for the year of $36.2 million or $3.03 per share. Net income for the fourth quarter and twelve months of 2004 were $33.0 million and $57.7 million, respectively. The fourth quarter 2004 results included a large realized investment gain from the sale of a significant real estate holding that generated approximately $40.0 million in realized investment gains. Excluding realized investment gains after tax, net income for the fourth quarter of 2005 increased 25% over the same quarter in the prior year, and net income for the year increased 16% over 2004.

Contributing to the favorable 2005 results were decreases in benefits and expenses, including the result of realizing savings from the final integration of operations from the acquisition of GuideOne Life in 2003. Policyholder benefits decreased $0.5 million for the quarter and $8.9 million for the year, primarily due to reduced death benefits and accident and health benefits. Operating expenses declined $4.2 million for the quarter and $6.0 million for the year.

Partially offsetting the improvements in benefits and expenses was a decrease in insurance and investment revenues. Total insurance revenues increased 1% in the fourth quarter but declined 4% for the year. Realized investment gains totaled $6.1 million in 2005, but this was far less than the $45.9 million recorded in 2004 due to the large real estate sale completed a year ago. Net investment income for the fourth quarter declined 1% and declined 2% for the year, reflecting a slight decline in both total investment assets and investment yields.

The Company has continued to emphasize growth of individual life insurance sales through recruiting of new general agents and improved production from traditional agent representatives. In addition, the Company has always been committed to providing security to its policyholders and long-term growth opportunities to its agents, associates and shareholders. Since 1895, the Company has continued to emphasize the same values and commitment to providing life insurance and other protection products that offer present and future financial security to policyholders.

Consolidated
Balance Sheets
(Thousands)
	December 31
	2005	2004

Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,865,476	$2,962,114
Equity securities available
for sale, at fair value	52,775	63,099
Mortgage loans	458,668	430,632
Short-term investments	46,383	67,980
Other investments	185,137	202,146

Total investments	3,608,439	3,725,971

Cash	10,985	4,147
Deferred acquisition costs	226,963	229,712
Value of business acquired	89,505	96,853
Other assets	255,267	255,480
Separate account assets	367,860	353,983
Total assets	$4,559,019	$4,666,146

Liabilities
Future policy benefits	$860,284	$863,754
Policyholder account balances	2,278,418	2,295,783
Notes payable	27,282	92,220
Income taxes	40,155	53,703
Other liabilities	304,801	313,807
Separate account liabilities	367,860	353,983

Total liabilities	3,878,800	3,973,250

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	25,063	24,279
Retained earnings	756,807	733,499
Accumulated other
comprehensive income (loss)	(8,406)	26,231
Less treasury stock	(116,366)	(114,234)

Total stockholders’ equity	680,219	692,896

Total liabilities and equity	$4,559,019	$4,666,146

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Income
(Thousands, except share data)
	Quarter ended		Year ended
	December 31		December 31
	2005	2004	2005	2004
Revenues
Insurance revenues:
Premiums	$45,155	$45,302	$179,891	$188,881
Contract charges	29,323	28,383	114,745	115,710
Reinsurance ceded	(14,293)	(13,828)	(55,597)	(54,490)
Total insurance revenues	60,185	59,857	239,039	250,101
Investment revenues:
Net investment income	49,617	50,299	194,608	197,975
Realized investment gains	5,250	41,593	6,113	45,929
Other revenues	2,479	2,033	10,312	8,468
Total revenues	117,531	153,782	450,072	502,473

Benefits and expenses
Policyholder benefits	44,654	45,186	176,209	185,155
Interest credited to policyholder account balances	23,589	23,294	92,121	96,497
Amortization of deferred acquisition costs
and value of business acquired	13,137	10,754	42,429	43,477
Operating expenses	21,241	25,430	89,688	95,661
Total benefits and expenses	102,621	104,664	400,447	420,790

Income before income tax expense	14,910	49,118	49,625	81,683

Income tax expense	4,013	16,081	13,441	23,996

Net income	$10,897	$33,037	$36,184	$57,687

Per common share:
Net income, basic and diluted	$0.90	$2.76	$3.03	$4.83

Cash dividends	$0.27	$0.27	$1.08	$1.08

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Cash Flows
(Thousands)
	Year ended
	December 31
	2005	2004

Operating activities
Net cash provided	$50,050	$35,733

Investing activities
Purchases of investments:
Fixed maturity securities	(548,979)	(726,948)
Equity securities	(5,690)	(6,957)
Mortgage loans	(109,561)	(72,265)
Other investment assets	(17,823)	(9,466)
Sales of investments:
Fixed maturity securities	175,317	159,095
Equity securities	6,296	4,730
Other investment assets	62,322	81,809
Maturities and principal paydowns
of other investments	485,806	523,428
Net additions to property and
equipment	(1,061)	(1,686)
Net cash provided (used)	46,627	(48,260)

Financing activities
Proceeds from borrowings	45,315	13,575
Repayment of borrowings	(110,252)	(55,025)
Deposits on policyholder account
balances	242,613	271,133
Withdrawals from policyholder
account balances	(245,927)	(205,749)
Net transfers to separate accounts	5,213	(12,009)
Change in other deposits	(12,577)	(3,239)
Cash dividends to stockholders	(12,876)	(12,988)
Net disposition (acquisition) of
treasury stock	(1,348)	946
Net cash used	(89,839)	(3,356)

Increase (decrease) in cash	6,838	(15,883)
Cash at beginning of year	4,147	20,029

Cash at end of year	$10,985	$4,146

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive income (loss) was ($3,107) and $30,548 for the fourth quarter of 2005 and 2004; and $1,547 and $60,500 for the twelve months ended
December 31, 2005 and 2004, respectively. This varies from net income largely due to unrealized gains or losses on investments and changes in the minimum pension liability.

•	Income per common share is based upon the weighted average
number of shares outstanding during the year, 11,923,831
shares (11,932,109 shares - 2004).

•	The Company's audited consolidated financial statements have been included in the Company's Form 10-K filed with the U.S. Securities and Exchange
Commission. Also, the Company's audited consolidated financial statements will be included in the Annual Report to Stockholders, which will be mailed in late March.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By: /s/William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

March 20, 2006

(Date)